Exhibit 32.2

CERTIFICATION OF ACTING PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Patrick A. McGowan, the Acting Principal Accounting Officer of TapImmune Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Report on Form 10-Q of TapImmune Inc., for the quarterly period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of TapImmune Inc.

Date:  May 15, 2009.

/s/ Patrick A. McGowan______________
Patrick A. McGowan Secretary, Treasurer, Chief Financial Officer, Acting Principal Accounting Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to TapImmune Inc. and will be retained by TapImmune Inc. and furnished to the Securities and Exchange Commission or its staff upon request.